Exhibit 3.14

BYLAWS

OF

MAILCOUPS DIRECT, INC.

As Adopted on June 1, 2005

ARTICLE 1 OFFICES

SECTION 1. Registered Office. The registered office of MailCoups Direct, Inc. (the “Corporation”) in the State of Delaware, shall be 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

SECTION 2. Other Offices. The Corporation may also have offices at such other places either within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine.

ARTICLE 2 MEETINGS OF STOCKHOLDERS

SECTION 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware. If so authorized, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meetings substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as the Board may determine. If for any reason the annual meeting shall not be held on the date fixed by the Board, a special meeting in lieu of the annual meeting may be held, with all the force and effect of an annual meeting, on such date and at such place and time as shall be designated by the Board in the notice thereof. At the annual meeting any business may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Certificate of Incorporation or these Bylaws.

SECTION 3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board or by the President of the Corporation, and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by the Corporation’s Certificate of Incorporation, these Bylaws or by law, notice of each meeting of the stockholders stating the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not lower than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, such meeting by electronic transmission or by delivering a typewritten or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, directed to such stockholder at such stockholder’s address as it appears on the stock records of the Corporation. In the case of a special meeting, the notice shall also state the purpose or purposes for which the meeting is called. Any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given to the extent permitted by applicable law. Any such consent shall be revocable by the stockholder by written notice to the corporation and shall also be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 5. Quorum and Manner of Acting. Except as otherwise expressly required by law, if stockholders holding of record a majority in voting interest of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the particular meeting shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjouned meeting a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization of Meetings. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)	the President,

(b)	any other officer or a stockholder of record designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary of the Corporation (the “Secretary”) or, if the Secretary shall be absent from or presiding over the meeting in accordance with the provisions of this Section, the person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 9. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question held by such stockholder and registered in such stockholder’s name on the stock record of the Corporation:

(a)	on the date fixed pursuant to the provisions of Section 6 of Article 7 of these Bylaws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or

(b)	if no record date shall have been so fixed, at the close of business on the day next given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

Any vote of stock of the Corporation may be held at any meeting of the stockholders by the person entitled to vote the same in person or by proxy. At all meetings of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present.

SECTION 10. Voting List. The officer who has charge of the stock ledger of the corporation shall make or have made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

SECTION 11. Consent in Lieu of Meeting. Any action required to be taken or any other action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 12. Inspectors. Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in the discretion of the Board or the chairman, appoint one or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board.

ARTICLE 3 BOARD OF DIRECTORS

SECTION 1. General Powers. The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

SECTION 2. Number and Term of Office. The number of directors which shall constitute the initial Board shall be not fewer than 1. Thereafter, within the limits above specified, the number of directors shall be fixed from time to time by a vote of the stockholders at the annual meeting or at a special meeting called for the purpose by the Board. Each of the directors of the Corporation shall hold office until the annual meeting after such director’s election and until such director’s successor shall be elected and shall qualify or until such director’s earlier death or resignation or removal in the manner hereinafter provided. Subject to the first sentence of this Section 2, the directors in office at any time may increase the number of directors between stockholders’ meetings, and the additional directorships thus created may be filled by a majority of the directors in office at the time of the increase or, if not so filled prior to the next annual meeting of stockholders, by the stockholders. Vacancies in the Board may be filled by the remaining directors, although less than a quorum, for the unexpired term or terms.

SECTION 3. Election. Unless otherwise provided by the Certificate of Incorporation, at each annual meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Directors need not be stockholders of the Corporation.

SECTION 4. Meetings.

(A) Annual Meetings. The annual meeting of the Board, for the purpose of organization, the election of officers and the transaction of other business, shall be held at the place of and immediately following final adjournment of the annual meeting of stockholders or the special meeting in lieu thereof, or on such other date and at such time and place as determined by the Board.

(B) Regular Meetings. Regular meetings of the Board or any committee thereof shall be held as the Board or such committee shall from time to time determine.

(C) Special Meetings. Special meetings of the Board may be called by order of the President or by any two of the directors then in office.

(D) Notice of Meetings. No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. The Secretary shall give prior notice to each director of the time and place of each special meeting of the Board or adjournment thereof. Such notice shall be given to each director in person or by telephone, telegraph or ordinary mail, not less than two days before the meeting if given in person or by telephone or telegraph and, if given by mail, post marked at least four (4) days prior to the special meeting if given by mail, and sent to such director at the director’s residence or usual business address. Notice of any special meeting of the Board or any committee thereof shall not be required to be given to any director who shall attend such meeting. Any meeting of the Board or any committee thereof shall be a legal meeting without any notice thereof having been given if all the directors then in office shall be present thereat. The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.

(E) Time and Place of Meetings. Regular meetings of the Board or any committee thereof shall be held at such times and place or places as the Board or such committee may from time to time determine. Special meetings of the Board or any committee thereof shall be held at such times and places as the callers thereof may determine.

(F) Quorum and Manner of Acting.

(a)	At all meetings of the Board, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)	Except as otherwise expressly required by these Bylaws or by law, a majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting either finally or from time to time to another time and place until a quorum shall be present thereat. In the latter case notice of the adjourned time and place shall be given as aforesaid to all directors.

(G) Organization of Meetings. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)	the President;

(b)	any director chosen by a majority of the directors present thereat.

The Secretary or, in case of the Secretary’s absence, the person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

(H) Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings or by electronic transmission or transmissions and such writing or writings or transmission or transmissions are filed with the minutes of the proceedings of the Board or committee. Such consents shall be treated for all purposes as a vote at a meeting.

(I) Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 5. Compensation. Each director, in consideration of serving as such, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at meetings of the Board or of any committee, or both, as the Board may from time to time determine. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 6. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of such resignation to the President or the Secretary.

Any such resignation shall take effect at the time specified therein or, if not specified therein, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective. Any or all of the directors may be removed at any time for cause or without cause at a meeting of stockholders by vote of a majority of shares then entitled to vote at an election of directors. Any director also may be removed as a director at any time for cause by vote of a majority of the directors then in office.

If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship and the director so chosen shall hold office, subject to the provisions of these Bylaws, until the next annual election of directors and until his successor shall be duly elected and shall qualify. In the event that a vacancy arising as aforesaid shall not have been filled by the Board, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

SECTION 7. Committees. The directors may, by vote of a majority of the directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Certificate of Incorporation or these Bylaws. Except as the Board may otherwise determine, any such committee may, by majority vote of the entire committee, make rules for the conduct of its business. The directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

ARTICLE 4 OFFICERS

SECTION 1. Election and Appointment and Term of Office. The officers of the Corporation shall be a President, such number, if any, of Vice-Presidents (including any Executive or Senior Vice-Presidents) as the Board may from time to time determine, a Secretary and a Treasurer. Each such officer shall be elected by the Board at its annual meeting and hold office for such term as may be prescribed by the Board. Two or more offices may be held by the same person. The President may, but need not, be chosen from among the directors.

The Board may elect or appoint (and may authorize the President to appoint) such other officers (including one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the President may from time to time prescribe.

If additional officers are elected or appointed during the year, each shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until such officer’s successor is elected or appointed and qualified or until such officer’s earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2. Duties and Functions.

(A) President. The President shall have general direction and supervision over the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board and these Bylaws, and shall see that all orders and resolutions of the Board are carried into effect. The President shall, if present, preside at all meetings of stockholders and of the Board and shall also perform such other duties and have such other powers as are prescribed by these Bylaws or as may be from time to time prescribed by the Board, or these Bylaws.

(B) Vice-President. Each Vice-President, if any, shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board or by the President.

(C) Secretary. The Secretary shall attend and keep the records of all meetings of the Stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. The Secretary shall give or cause to be given due notice of all meetings in accordance with these Bylaws and as required by law. The Secretary shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties and shall transmit to the appropriate officers copies of all contracts and resolutions approved by the Board. The Secretary shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except financial and accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board or by the President. The Secretary shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned by the Board or the President. The Secretary may be assisted by one or more Assistant Secretaries, who shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

(D) Treasurer. The Treasurer shall have charge and custody of the corporate funds and other valuable effects, including securities. The Treasurer shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made. The Treasurer shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned by the Board or the President. The Treasurer may be assisted by one or more Assistant Treasurers, who shall, in the absence or disability of the Treasurer, perform the duties or exercise the powers of the Treasurer.

SECTION 3. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of such resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if not specified therein, when accepted by action of the Board.

Any officer, agent or employee may be removed, with or without cause, at any time by the Board or by the officer who made such appointment.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these Bylaws for election or appointment to such office.

ARTICLE 5 WAIVER OF NOTICES; PLACE OF MEETINGS

SECTION 1. Waiver of Notices. Whenever notice is required to be given by the Certificate of Incorporation, by these Bylaws or by law, a waiver thereof in writing, signed by the person entitled to such notice, or by attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

SECTION 2. Place of Meetings. Any meeting of the Stockholders, the Board or any committee of the Board may be held within or outside the State of Delaware.

ARTICLE 6 EXECUTION AND DELIVERY OF DOCUMENTS; DEPOSITS;

PROXIES; BOOKS AND RECORDS

SECTION 1. Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer, employee or agent of the Corporation to whom power in that respect shall have been delegated by the Board or these Bylaws shall select.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any officer of the Corporation designated by the Board shall have the authority from time to time to appoint and instruct an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as the President or such other officer may deem necessary or proper in order that the Corporation may exercise such powers and rights.

SECTION 4. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE 7 CERTIFICATES; STOCK RECORD; TRANSFER AND REGISTRATION;

NEW CERTIFICATES; RECORD DATE; ETC.

SECTION 1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any of or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article.

SECTION 2. Stock Record. A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.

SECTION 3. Transfer and Registration of Stock.

(A) Transfer. The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of the Uniform Commercial Code, as adopted in the State of Delaware and as amended from time to time.

(B) Registration. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed, with any necessary transfer stamps affixed and with such proof of authenticity of signatures and such proof of authority to make the transfer as may be required by the Corporation or its transfer agent.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Board may direct a new share certificate or certificates to be issued by the Corporation for any certificate or certificates alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum and in such form as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

SECTION 5. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor fewer than 10 days before the date of such meeting, nor more than 60 days nor fewer than 10 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE 8 SEAL

The Board may adopt a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.

ARTICLE 9 INDEMNIFICATION

SECTION 1. Actions, Etc. Other Than By or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, executive officer (as hereinafter defined) or advisory council member of the Corporation, or is or was serving at the request of the Corporation as a director, executive officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article 9, an “executive officer” of the Corporation is the President, Treasurer, a Vice-President given the title of Executive Vice-President, or any officer designated as such pursuant to vote of the Board.

SECTION 2. Actions, Etc., By or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this Article, or is or was serving at the request of the Corporation as a director, executive officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Determination of Right of Indemnification. Any indemnification of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or (iii) by the stockholders.

SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

SECTION 5. Advances of Expenses. Expenses incurred by a director or officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of thereof, if such person shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in written opinion, that, based upon the facts known to the Board or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in Section 1 or 2, as the case may be.

SECTION 6. Right to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under Sections 1, 2, 4 or 5 of this Article shall be made promptly, and in any event within ninety (90) days, upon the written request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board that such person acted in a manner set forth in such Sections so as to justify the Corporation’s not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation’s not indemnifying such person or making such an advance. The right to indemnification or advance as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

SECTION 7. Other Right and Remedies; Continuation of Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All rights to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys’ fees, costs, and expenses in connection with the successful enforcement of such person’s rights under this Article.

SECTION 8. Other Indemnities. The Board may, by general vote or by vote pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorize indemnification of the Corporation’s employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

SECTION 9. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 10. Constituent Corporations. For the purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporations (including any constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provision of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 11. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to Section 3 hereof as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by an applicable portion of this Article that shall not have been invalidated or by any other applicable law.

SECTION 12. Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE 10 DIVIDENDS

Subject to the applicable provision of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board at any regular or special meeting pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

ARTICLE 11 FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE 12 AMENDMENTS

These Bylaws may be amended, altered or repealed by the vote of a majority of the entire Board, subject to the power of the holders of a majority of the outstanding stock of the corporation entitled to vote in respect thereof, to amend or repeal any Bylaw made by the Board.